Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CSX Corporation 2019 CSX Stock and Incentive Award Plan of our reports dated February 6, 2019, with respect to the consolidated financial statements of CSX Corporation and the effectiveness of internal control over financial reporting of CSX Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

Jacksonville, Florida

/s/ Ernst & Young LLP May 7, 2019